                                                                       EXHIBIT 3


                       STOCK OPTION AND TENDER AGREEMENT


     Stock Option and Tender Agreement (this "Agreement"), dated as of November
                                              ---------
27, 1995, is by and among Wolters Kluwer N.V., a corporation organized under the laws of The Netherlands ("Purchaser"), WK Acquisition Sub, Inc., a Delaware
                          ---------
corporation and a wholly-owned subsidiary of Purchaser ("Sub"), and the
                                                         ---
Stockholders set forth in Annex I hereto (each, a "Stockholder" and
                          -------                  -----------
collectively, the "Stockholders") of CCH INCORPORATED, a Delaware corporation
                   ------------
(the "Company").
      -------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Purchaser, Sub, and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub has agreed to make
                     ----------------
a tender offer (the "Offer") for all outstanding shares of Class A Common Stock,
                     -----
par value $1.00 per share, and Class B Common Stock, par value $1.00 per share (collectively, the "Common Stock"), of the Company at $55.50 per share (the
                    ------------
"Offer Price"), net to the seller in cash, to be followed by a merger (the
------------
"Merger") of Sub with and into the Company.
-------

     WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, Purchaser has required that each Stockholder agree, and in order to induce Purchaser to enter into the Merger Agreement, each Stockholder has agreed, among other things, (i) to tender in the Offer all of the shares of Common Stock now owned or which may hereafter be acquired by such Stockholder (the "Shares"), (ii) to grant Purchaser the option to purchase the Shares in
      ------
certain circumstances, (iii) to appoint Purchaser as each Stockholder's proxy to vote the Shares in connection with the Merger Agreement, and (iv) with respect to certain questions put to stockholders of the Company for a vote, to vote the Shares, in each case, in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Tender of Shares.  Each Stockholder severally (and not jointly) agrees
         ----------------
to tender and sell to Purchaser and/or Sub pursuant to the Offer all of the Shares legally and/or beneficially owned by such Stockholder (as set forth on Schedules A and B hereto) (or, with respect to pledged Shares described on
-----------     -
Schedule A or B, to use reasonable best efforts to cause the pledgees to so
-------- -    -
tender and sell, and to otherwise comply with the terms of this Agreement).
Each Stockholder severally (and not jointly) agrees that such Stockholder shall deliver to the depositary for the Offer, no later than the tenth business day following the commencement of the Offer, either a letter of transmittal together with the certificates for the Shares, if available, or a "Notice of Guaranteed Delivery", if the Shares are not available; provided that
                                                                  --------
each Stockholder shall use all reasonable efforts to complete the foregoing within 5 business days following the commencement of the Offer; provided,
                                                                --------
further, any tender made after 5 business days following the commencement of the
-------
Offer may not be made pursuant to a "Notice Guaranteed Delivery". Each Stockholder severally (and not jointly) agrees not to withdraw any Shares tendered into the Offer.

     2.  Stock Option.
         ------------

     2.1  Grant of Stock Option.  Each Stockholder hereby grants to Purchaser an
          ---------------------
irrevocable option (the "Stock Option") to purchase all of the Shares legally
                         ------------
and/or beneficially owned by such Stockholder (as set forth on Schedules A and B
                                                               -----------     -
hereto), at such time as Purchaser may exercise the Stock Option during the Exercise Period (as defined below), at a purchase price equal to the Offer Price; provided that such Shares subject to the Stock Option shall include all
       --------
Class B shares so owned by such Stockholder and such number of Class A shares as shall be equal to the lesser of (x) all Class A shares so owned by such Stockholder and (y) such number of Class B shares.

     2.2  Exercise of Stock Option.  (a) Subject to Section 2.3 hereof, the
          ------------------------
Stock Option may be exercised by Purchaser, in whole and for all Stockholders but not in part or for less than all Stockholders, upon termination or expiration of the Offer, and during the period (the "Exercise Period")
                                                     ---------------
commencing on the later of January 2, 1996 and the termination or expiration of the Offer and ending on the date 10 business days after the date such period commenced; provided that if the Merger Agreement shall terminate solely by
           --------
reason of the Company's exercise of its termination rights pursuant to Section 9.1(b)(iii) of the Merger Agreement, the Exercise Period shall commence on such date and end on the date 10 business days thereafter.

     (b) In the event Purchaser wishes to exercise the Stock Option, Purchaser shall send a written notice (an "Exercise Notice") during the Exercise Period to
                                 ---------------
each Stockholder specifying that Purchaser shall purchase the total number of Shares held by such Stockholder and a date, which shall be a business day, and a place, which shall be in The City of New York, for the closing of such purchase (the "Stock Option Closing").
      ------------ -------

     (c) Upon receipt of the Exercise Notice, each Stockholder shall be obligated to deliver to Purchaser a certificate or certificates representing the number of Shares held by such Stockholder (or to direct the depository for the Offer to so deliver such certificate or certificates), in accordance with the terms of this Agreement, on the later of the date specified in such Exercise Notice and the first business day on which the conditions specified in Section 2.3 shall be satisfied. The date specified in such Exercise Notice may be as early as one business day after the date of such Exercise Notice.

     2.3  Conditions to Delivery of the Shares.  The obligation of the
          ------------------------------------
Stockholders to deliver the Shares upon exercise of the Stock Option is subject to the following conditions:

     (a) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the exercise of the Stock Option and the delivery of the Shares shall have expired or been terminated;

     (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the exercise of the Stock Option or the delivery of the Shares in respect of such exercise; and

     (c) The Offer shall have expired or terminated without any shares of Common Stock being purchased thereunder and without any violation of the Offer by the Purchaser or Sub.

     2.4  Stock Option Closings.  At the Stock Option Closing, each Stockholder
          ---------------------
will deliver to Purchaser a certificate or certificates evidencing the number of Shares owned by such Stockholder, each such certificate being duly endorsed in blank and accompanied by such stock powers and such other documents as may be necessary in Purchaser's judgment to transfer record ownership of the Shares into Purchaser's name on the stock transfer books of the Company, and Purchaser will purchase the delivered Shares at the Offer Price. All payments made by Purchaser to the Stockholders pursuant to this Section 2.4 shall be made by wire transfer of immediately available funds or by certified bank check payable to the Stockholders, in an amount for each Stockholder equal to the product of (a) the Offer Price and (b) the number of Shares delivered by such Stockholder in respect of the Stock Option Closing.

     2.5  Adjustments Upon Changes in Capitalization.   In the event of any
          ------------------------------------------
change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affecting Purchaser's rights and privileges under this Agreement, the number and kind of the

Shares and the consideration payable in respect of the Shares shall be appropriately and equitably adjusted to restore to Purchaser its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of Purchaser, the Stock Option shall represent the right to purchase, in addition to the number and kind of Shares which Purchaser would be entitled to purchase pursuant to the immediately preceding sentence, whatever securities, cash or other property the Shares subject to the Stock Option shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Shares.

     3.  Representations and Warranties of Stockholders.
         ----------------------------------------------

     Each Stockholder severally (and not jointly), represents and warrants to Purchaser and Sub that:

     3.1  Power and Authority.  Except as disclosed in writing to Purchaser
          -------------------
(including in Schedules A and B), such Stockholder has all necessary power and
              --------- -     -
authority to enter into this Agreement and to sell, assign, transfer and deliver to Sub, pursuant to the terms and conditions of this Agreement and the Merger Agreement, the Shares legally and/or beneficially owned by such Stockholder (as set forth on Schedules A and B hereto);
             -----------     -

     3.2  No Other Rights.  Except for this Agreement and as shown on Schedule A
          ---------------                                             -------- -
or B, there are no outstanding options, warrants or rights to purchase or
   -
acquire such Shares of such Stockholder;

     3.3  Only Shares.  Except as disclosed on Schedule A or B, such Shares of
          -----------                          -------- -    -
such Stockholder subject to this Agreement are the only shares of Common Stock owned of record, or owned beneficially with the power to sell, by such Shareholder;

     3.4  Title.  Except as disclosed on Schedule A or B, such Stockholder has,
          -----                          -------- -    -
and upon the closing of the Offer Sub shall receive (without regard to the disclosure on Schedule A or B other than the disclosure as to loans extended to
              ----------    -
Daniel K. Thorne by Metropolitan Life), good and marketable title to such Shares of such Stockholder, free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever; and

     3.5  Validity.  This Agreement is the legal, valid and binding agreement of
          --------
such Stockholder enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.6  Non-Contravention.  Except for certain pledge agreements as disclosed
          -----------------
on Schedule A or B, the execution and delivery of this Agreement do not, and the
   -------- -    -
consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Stockholder under, any provision of
(i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Stockholder or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or any of its properties or assets, other than any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the ability of such Stockholder to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     4.  Representations and Warranties of Purchaser and Sub.  Purchaser and Sub
         ---------------------------------------------------
hereby represent and warrant to each  Stockholder as follows:

     4.1  Power and Authority.  Each of Purchaser and Sub has all necessary
          -------------------
power and authority to enter into the Agreement, and to purchase the Shares pursuant to the terms and conditions of this Agreement and the Merger Agreement;

     4.2  Sufficient Funds.  Purchaser has, or prior to the date of the Stock
          ----------------
Option Closing will have, all of the funds necessary to consummate the transactions contemplated hereby on a timely basis and to pay any and all related fees and expenses;

     4.3  Validity.  This Agreement is the legal, valid and binding agreement of
          --------
Purchaser and Sub enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditor's rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

     4.4  Non-Contravention.   The execution and delivery of this Agreement do
          -----------------
not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser or any of its Significant Subsidiaries (as defined in the Merger Agreement) under, any provision of (i) the Charter or Bylaws of Purchaser (or any comparable organizational documents) or any provision of the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as defined in the Merger Agreement) on Purchaser, materially impair the ability of Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     5.  Covenants of Stockholders.
         -------------------------

     5.1  No Disposition or Encumbrance of Shares; No Acquisition of Shares.
          -----------------------------------------------------------------
(a) Each Stockholder severally (and not jointly) covenants and agrees that, except as contemplated by this Agreement, no Stockholder shall, and no Stockholder shall offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares now legally and/or beneficially owned by, or that may hereafter be acquired by, such Stockholder.

     (b) Each Stockholder hereby severally (and not jointly) covenants and agrees that it shall not, and shall not offer to agree to, acquire any additional shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock, without the prior written consent of Purchaser.

     5.2  No Solicitation of Transactions.  Each Stockholder shall immediately
          -------------------------------
cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. From and after the date hereof, no Stockholder shall, directly or indirectly, solicit or initiate any takeover proposal or offer from any person, or engage in discussions or negotiations relating thereto (including by way of furnishing information). Each Stockholder shall promptly advise Purchaser of the receipt of any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any proposal or offer, other than a proposal or offer by Purchaser or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any subsidiary of the Company or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby or by the Merger Agreement.

     5.3  Stockholders' Representative.  Each Stockholder hereby appoints
          ----------------------------
Oakleigh Thorne as Stockholders' Representative to act as Stockholders' Representative for purposes of giving and receiving notices under this Agreement.

     6.  Covenants of Purchaser and Sub.
         -------------------------------

     6.1  No Sale.  Neither Purchaser nor Sub will sell, offer to sell or
          -------
otherwise dispose of the Shares in violation of the Securities Act of 1993, as amended.

     6.2  Performance.  Purchaser and Sub shall perform in all material respects
          -----------
all of their respective obligations under the Merger Agreement. If Purchaser and Sub exercise the Stock Option or any of their other rights hereunder at a time when the Merger Agreement shall have terminated, Purchaser and Sub nevertheless agree to effect a merger pursuant to which each outstanding share of common stock of the Company (other than held by Purchaser, Sub, the Company or any subsidiary of the Company) shall be converted into the right to receive not less than $55.50 per share, net to the seller, in cash at the earliest practicable date after the Stock Option Closing.

     7.  Voting Agreement; Proxy of Stockholder.
         --------------------------------------

     7.1  Voting Agreement.  (a)  Each Stockholder hereby severally (and not
          ----------------
jointly) agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder shall (i) vote all of the Shares legally and/or beneficially owned by such Stockholder in favor of the Merger, the Merger Agreement (as amended from time to time) and any of the transactions contemplated by the Merger Agreement; (ii) vote such Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (iii) vote the Shares against any action or agreement that would materially impede, interfere with or attempt to discourage the Offer or the Merger.

     (b) Each Stockholder hereby severally (and not jointly) further agrees that, if the Merger Agreement shall terminate solely by reason of the Company's exercise of its termination rights pursuant to Section 9.1(b)(iii) of the Merger Agreement, and for as long as the Exercise Period has not ended, such Stockholder (i) shall attend or otherwise participate in all duly called stockholder meetings and in all actions by written consent of stockholders, (ii) shall vote the Shares legally and/or beneficially owned by such Stockholder to enlarge the Board of Directors of the Company to provide the Purchaser with a majority of members of the Board elected by the Purchaser, (iii) shall not, without the prior written consent of Purchaser, vote any of such Shares in favor of any of the actions described in Section 6.1(a), (b), (e) or (f) of the Merger Agreement and (iv) shall otherwise vote such Shares, and use its reasonable efforts in its capacity as stockholder of the Company, to prevent the actions described in Section 6.1(a), (b), (e) or (f) of the Merger Agreement.

     (c) Each Purchaser and Sub agree that the covenants of each Stockholder under this Section 7.1 relate only to each Stockholder in its capacity as stockholder and not to any other capacity in which such person may be acting.

     7.2  Irrevocable Proxy.  In the event that any Stockholder shall breach its
          -----------------
covenant set forth in Section 7.1, such Stockholder (without any further action on such Stockholder's part) shall be deemed to have hereby irrevocably appointed Purchaser as the attorney and proxy of such Stockholder pursuant to the provisions of section 212 of the DGCL, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all shares of Common Stock, including the Shares, that such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such shares as set forth in Section 7.1 above; provided that in any such vote or other action pursuant to such proxy, Purchaser
--------
shall not have the right (and such proxy shall not confer the right) to vote to reduce the Offer Price or the Merger Consideration (as defined in the Merger Agreement) or to otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholders) under the Offer or the Merger Agreement or to reduce the obligations of Purchaser and/or Sub thereunder; and provided further, that this
                                                    -------- -------
proxy shall irrevocably cease to be in effect at any time that (x) the Offer shall have expired or terminated without any share of Common Stock being purchased thereunder in violation of the terms of the Offer or (y) Purchaser or Sub shall be in violation of the terms of this

Agreement. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to the Shares that Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of Stockholder's obligations under 7.1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by Stockholder with respect thereto so long as this Agreement remains in effect. Each Stockholder shall forward to Purchaser any proxy cards that such Stockholder receives with respect to the Offer or the Merger Agreement.

     8.  Effectiveness; Termination; No Survival.  This Agreement shall become
         ---------------------------------------
effective upon its execution by each of the parties hereto and upon the execution of the Merger Agreement. This Agreement may be terminated at any time by mutual written consent of the parties hereto. Other than the Stock Option, which shall be governed by Section 2.2(a), this Agreement shall terminate, without any action by the parties hereto, on the date on which the Merger Agreement terminates in accordance with its terms. No such termination shall relieve any party from liability for any breach of this Agreement. The representations and warranties of the parties set forth in Sections 3 and 4 hereof (other than Sections 3.1, 3.2, 3.4 and 3.5 which shall survive regardless
                                              ---
of any investigation made by the Purchaser) shall not survive the termination of this Agreement (or, in the event the Stock Option is exercised, the purchase of the Shares pursuant thereto).

     9.  Miscellaneous.
         -------------

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

     If to Purchaser or Sub, to:

     Wolters Kluwer N.V.
     Stadhouderskade 1
     P.O. Box 818
     1000 AV Amsterdam
     The Netherlands

     Attention: Hans E.M. van Dinter
     with a copy to:

     Pryor, Cashman, Sherman & Flynn
     410 Park Avenue
     New York, New York 10022
     Attention: Arnold J. Schaab, Esq.

     If to the Stockholders, to the Stockholders'
     Representative at:

     Oakleigh Thorne
     CCH Incorporated
     2700 Lake Cook Road
     Riverwoods, Illinois
     60015-3888

     with a copy to:

     Mayer, Brown & Platt
     190 South LaSalle Street
     Chicago, Illinois 60603
     Attention: Douglas A. Doetsch

     and a copy to:

     Sidley & Austin
     One First National Plaza
     Chicago, Illinois 60603
     Attention:  Deirdre M. von Moltke

     and a copy to:

     Stroock & Stroock & Lavan
     Seven Hanover Square
     New York, New York 10004-2594
     Attention:  Theodore S. Lynn

     9.2  Waiver and Amendment.  Any provision of this Agreement may be waived
          --------------------
at any time by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party sought to be bound thereby.

     9.3  No Prior Agreements.  This Agreement and the Merger Agreement contain
          -------------------
the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     9.4  Successors and Assigns.  This Agreement shall not be assignable,
          ----------------------
except that Parent or Sub may assign its rights under this Agreement to another direct or indirect wholly-owned subsidiary of Parent, but such assignment shall not relieve Parent or Sub of their respective obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their successors (including administrators and executors of individuals) and permitted assigns.

     9.5  Remedies.  Parent and Sub, on the one hand, and the Stockholders, on
          --------
the other hand, each acknowledge and agree that the other would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

     9.6  Expenses.  Each of the parties shall pay its own expenses in
          --------
connection with the negotiation, execution and performance of the Agreement.

     9.7  Counterparts.  This Agreement and any amendments hereto may be
          ------------
executed in two or more counterparts, each of which shall be considered to be an original, but of which together shall constitute the same instrument.

     9.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the state of Delaware, without regard to the principles of conflicts of laws.

     9.9  Severability.  If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.

     WOLTERS KLUWER N.V.


     By: /s/ Peter W. van Wel
        ---------------------
        Name:
        Title:



     WK ACQUISITION SUB, INC.


     By: /s/ Bruce C. Lenz
        ---------------------
        Name:
        Title:

                                    Annex I

                           Signatures of Stockholders

/s/ Oakleigh B. Thorne                         /s/ Oakleigh B. Thorne
----------------------                         ----------------------
OAKLEIGH B. THORNE,                            OAKLEIGH B. THORNE,
individually                                   as beneficiary of CCH Employees'
                                               Profit Sharing Plan

/s/ Daniel K. Thorne
--------------------
DANIEL K. THORNE,
individually



/s/ Daniel K. Thorne                            /s/ Theodore S. Lynn
---------------------                           --------------------
DANIEL K. THORNE                                THEODORE S. LYNN,
as Trustee of                                   as Trustee of
Daniel K. Thorne 1995                           Daniel K. Thorne 1995
Charitable Remiander Trust                      Charitable Remainder Trust
U/A dated 10/31/95                              U/A dated 10/31/95

/s/ Oakleigh B. Thorne                  /s/ Potter Palmer
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     POTTER PALMER,
as Trustee of Trust                     as Trustee of Trust
f/b/o Oakleigh B. Thorne                f/b/o Oakleigh B. Thorne
U/A dated 12/23/70                      U/A dated 12/23/70


/s/ Oakleigh B. Thorne                  /s/ Potter Palmer
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     POTTER PALMER,
as Trustee of Trust                     as Trustee of Trust
f/b/o Honore T. Wamsler                 f/b/o Honore T. Wamsler
U/A dated 12/23/70                      U/A dated 12/23/70


/s/ Oakleigh B. Thorne                  /s/ Potter Palmer
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     POTTER PALMER,
as Trustee of Trust                     as Trustee of Trust
f/b/o Charlotte T. Bordeaux             f/b/o Charlotte T. Bordeaux
U/A dated 12/23/70                      U/A dated 12/23/70

/s/ Oakleigh B. Thorne                  /s/ John Akin
----------------------                  --------------
OAKLEIGH B. THORNE,                     JOHN AKIN,
as Trustee of Trust                     as Trustee of Trust
U/W Oakleigh L. Thorne                  U/W Oakleigh L. Thorne
f/b/o Dorothy Forbes Thorne             f/b/o Dorothy Forbes Thorne

/s/ Oakleigh B. Thorne                  /s/ George Whalen, Jr.
--------------------------------        ---------------------------------
OAKLEIGH B. THORNE                      GEORGE WHALEN, JR.
President and Member, Investment        Member, Investment Committee
Committee                               Millbrook Tribute Gardens, Inc.
Millbrook Tribute Gardens, Inc.



/s/ Oakleigh B. Thorne                   /s/ George Whalen, Jr.,
--------------------------------        ---------------------------------
OAKLEIGH B. THORNE                      GEORGE WHALEN, JR.,
as Trustee of Trust                     as Trustee of Trust
U/W Margaret Parshall                   U/W Margaret Parshall
f/b/o Helen C. King                     f/b/o Helen C. King

/s/ Oakleigh B. Thorne                   /s/ Mark M. Collins
--------------------------------         ------------------------------
OAKLEIGH B. THORNE                       MARK M. COLLINS
as Trustee of Trust                      as Trustee of Trust
U/A dated 12/15/76                       U/A dated 12/15/76

/s/ Oakleigh Thorne
-------------------
OAKLEIGH THORNE,
individually

/s/  Oakleigh Thorne                         /s/  Oakleigh Thorne
-----------------------------                ------------------------------
OAKLEIGH THORNE,                             OAKLEIGH THORNE,
as Trustee of                                as Trustee of
Thorne GST Trust                             Oakleigh Hewson Thorne 1995 Trust
U/A dated 9/5/95                             U/A dated 9/5/95

/s/ Oakleigh B. Thorne                     /s/ Oakleigh B. Thorne
-------------------------------            -------------------------------
OAKLEIGH B. THORNE,                        OAKLEIGH B. THORNE,
as Trustee of Trust                        as Trustee of Trust
U/W Oakleigh L. Thorne                     U/W Oakleigh L. Thorne
f/b/o Oakleigh B. Thorne                   f/b/o Honore T. Wamsler





/s/  OAKLEIGH B. THORNE
------------------------------
OAKLEIGH B. THORNE
as Trustee of Trust
U/W Oakleigh L. Thorne
f/b/o Charlotte T. Bordeaux

/s/ Henry F. Thorne  11/26/95               /s/ Henry F. Thorne  11/26/95
----------------------------------          ----------------------------------
HENRY FLEMING THORNE,                       HENRY FLEMING THORNE,
as Trustee of                               as Trustee of
Maxwell Edward Thorne 1995 Trust            Alexander Lewis Thorne 1995 Trust
U/A dated 9/5/95                            U/A dated 9/5/95

/s/ Honore T. Wamsler
---------------------
HONORE T. WAMSLER
individually

/s/ Oakleigh B. Thorne                  /s/ Henry S. Gooss
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     CHEMICAL BANK,
as Trustee of Trust                     as Trustee of Trust
f/b/o Oakleigh B. Thorne                f/b/o Oakleigh B. Thorne
U/A dated 1/27/74                       U/A dated 1/27/74


/s/ Oakleigh B. Thorne                  /s/ Henry S. Gooss
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     CHEMICAL BANK,
as Trustee of Trust                     as Trustee of Trust
f/b/o Honore T. Wamsler                 f/b/o Honore T. Wamsler
U/A dated 1/27/74                       U/A dated 1/27/74


/s/ Oakleigh B. Thorne                  /s/ Henry S. Gooss
----------------------------            ---------------------------
OAKLEIGH B. THORNE,                     CHEMICAL BANK,
as Trustee of Trust                     as Trustee of Trust
f/b/o Charlotte T. Bordeaux             f/b/o Charlotte T. Bordeaux
U/A dated 1/27/74                       U/A dated 1/27/74

                                   SCHEDULE A

                             FIDUCIARY SHAREHOLDERS
                             ----------------------


                                                Shares
          Trust                Trustee        (and Class)
          -----                -------        -----------

Trust f/b/o                Oakleigh B.         102,000 (A)
Oakleigh B. Thorne         Thorne              102,000 (B)
dated 12/23/70             Potter Palmer


Trust f/b/o                Oakleigh B.         106,000 (A)
Honore T. Wamsler          Thorne              106,000 (B)
U/A dated 12/23/70         Potter Palmer


Trust f/b/o                Oakleigh B.         100,000 (A)
Charlotte T. Bordeaux      Thorne              100,000 (A)
U/A dated 12/23/70         Potter Palmer


Trust f/b/o                Oakleigh B.         637,616 (A)
Oakleigh B. Thorne         Thorne              637,616 (B)
U/A dated 1/27/74          Chemical Bank


Trust f/b/o                Oakleigh B.         637,618 (A)
Honore T. Wamsler          Thorne              637,618 (B)
U/A dated 1/27/74          Chemical Bank


Trust f/b/o                Oakleigh B.         637,618 (A)
Charlotte T. Bordeaux      Thorne              637,618 (B)
U/A dated 1/27/74          Chemical Bank


Trust U/W                  Oakleigh B.       1,140,242 (A)
Oakleigh L. Thorne         Thorne            1,140,242 (B)
f/b/o Oakleigh B.          Chemical Bank
 Thorne

Trust U/W                  Oakleigh B.       1,057,000 (A)
Oakleigh L. Thorne         Thorne            1,057,000 (B)
f/b/o Honore T. Wamsler    Chemical Bank


Trust U/W                  Oakleigh B.       1,127,742 (A)
Oakleigh L. Thorne         Thorne            1,127,742 (B)
f/b/o Charlotte T.         Chemical Bank
 Bordeaux

Trust U/W                  Oakleigh B.       1,268,816 (A)
Oakleigh L. Thorne         Thorne            1,268,816 (B)
f/b/o Dorothy Forbes       John Akin
 Thorne

                                                Shares
          Trust                Trustee        (and Class)
          -----                -------        -----------

Trust U/A                  Oakleigh B.         489,598 (A)
dated 12/15/76             Thorne              489,598 (B)
                           Mark M. Collins

Thorne GST Trust           Oakleigh Thorne      93,567 (B)
U/A dated 9/5/95

Oakleigh Hewson Thorne     Oakleigh Thorne         935 (B)
1995 Trust
U/A date 9/5/95

Maxwell Edward Thorne      Henry F. Thorne         935 (B)
1995 Trust
U/A dated 9/5/95

Alexander Lewis Thorne     Henry F. Thorne         935 (B)
1995 Trust
U/A dated 9/5/95

Trust U/W                  Oakleigh B.          94,944 (A)
Margaret Parshall          Thorne               94,944 (B)
f/b/o Helen C. King        George Whalen, Jr.


Daniel K. Thorne 1995      Daniel K. Thorne    177,853 (B)
Charitable Remainder       Theodore S. Lynn  ------------
Trust
U/A dated 10/31/95

                                   Total (A) 7,399,194

                                   Total (B) 7,673,419
                                            ----------

                               Grand Total  15,072,613
                                            ==========

                                   SCHEDULE B

                            INDIVIDUAL SHAREHOLDINGS
                            ------------------------


                                                         Shares
     Person                                            (and Class)
     ------                                            -----------


Oakleigh B. Thorne/1/                                   341,469.6 (A)
                                                        255,073.7 (B)

Honore T. Wamsler                                          81,242 (A)

Daniel K. Thorne/2/                                     1,546,852 (A)

                                                        1,368,999 (B)

Millbrook Tribute Gardens, Inc.                           200,009 (A)
                                                          200,009 (B)

Oakleigh Thorne                                               200 (A)
                                                              200 (B)
                                                              -------

                                              Total (A)   2,169,772.6

                                              Total (B)   1,824,281.7
                                                          -----------

                                            Grand Total   3,994,054.3
                                                          ===========


The representations and warranties made in the foregoing Agreement are subject to the footnotes below.


---------------

/1/ Oakleigh B. Thorne's holdings include 24,157.63 shares of Class A and 34,133.73 shares of Class B in the CCH Employees' Savings Plan. Mr. Thorne does not have legal title to said shares. 214,922 of his Class A shares are pledged.

/2/ All of Daniel K. Thorne's Class B shares and no more than 57,000 of his Class A shares are pledged against loans made by Metropolitan Life (pledged shares being 41,426 Class A shares and 110,000 Class B shares) and Bankers Trust (pledged shares being all such remaining Class A shares and Class B shares), and the pledgees are being requested to cooperate as contained in a letter of this date denominated an "Irrevocable Instruction".